Exhibit 99.1

Hyperdynamics to Hold Business Update Investor Conference Call December 1

SUGAR LAND, Texas, Nov 12, 2009 /PRNewswire-FirstCall via COMTEX News Network/ -- Hyperdynamics Corporation (NYSE Amex: HDY) will host an investor conference call at 10:00 a.m. Central Time on Tuesday, December 1, 2009 to provide an overall business update and to discuss recent developments.

Investors may participate in the call either by phone or audio webcast.

    By Phone:   Dial 719-325-2481 at least 10 minutes before the call.

    By Webcast: Visit the Events and Presentations page of Hyperdynamics'
                Investor Relations website at
                http://investors.hyperdynamics.com/events.cfm.  Please log on at least 10 minutes early to register and download any
                necessary audio software.  A replay of the audio webcast will be available shortly after the call.

                Investors may send questions in advance for senior management to address during the call by clicking on the "submit a
                question" link under the December 1 conference call/webcast link.

About Hyperdynamics

Hyperdynamics is an emerging independent oil and gas exploration and production company that is exploring for oil and gas offshore the Republic of Guinea in West Africa. To find out more, visit our website at www.hyperdynamics.com.

HDY-IR

    Contacts:  Dennard Rupp Gray & Easterly, LLC
               Ken Dennard, Managing Partner
               Jack Lascar, Partner
               (713) 529-6600
               Anne Pearson, Sr. Vice President
               (210) 408-6321

SOURCE Hyperdynamics Corporation

http://www.hyperdynamics.com/

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